                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Resource Bankshares Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------

                                 April 26, 2002

Dear Fellow Shareholders:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Resource Bankshares Corporation (the "Company") to be held on Thursday, May 30, 2002, at 9:30 a.m., at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia 23462. The accompanying Notice and Proxy Statement describe the items of business to be considered at the Annual Meeting. Please read these documents carefully.

     Specifically, you will be asked to consider and approve three items of business: (i) the election of two incumbent directors, each of whom will serve a three (3) year term and until his successors are elected and qualified, (ii) the adoption of an amendment to the Resource Bankshares Corporation 2001 Stock Incentive Plan, and (iii) the ratification of the appointment of Goodman & Company, L.L.P. as independent auditors for the 2002 fiscal year. The Board of Directors encourages you to read carefully the enclosed Proxy Statement and to VOTE FOR all the matters to be considered at the Annual Meeting.

     We hope you can attend the Annual Meeting. Whether or not you plan to attend, please complete, sign, and date the enclosed Proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. We look forward to seeing you at the Annual Meeting, and we appreciate your continued loyalty and support.

                         Sincerely,

                         RESOURCE BANKSHARES CORPORATION

                         /s/ Lawrence N. Smith
                         Lawrence N. Smith
                         Chief Executive Officer

                         RESOURCE BANKSHARES CORPORATION
                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 30, 2002

To Our Shareholders:

     The 2002 Annual Meeting of Shareholders of Resource Bankshares Corporation (the "Company") will be held at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia 23462, on Thursday, May 30, 2002, at 9:30 a.m., for the following purposes:

     1. To elect a total of two (2) incumbent directors, each of whom will serve a term of three (3) years and until their successors are elected and qualified.

     2. To adopt an amendment to the Resource Bankshares Corporation 2001 Stock Incentive Plan to increase the shares of the Company's Common Stock available for awards under the Plan.

     3. To ratify the appointment of Goodman & Company, L.L.P. as independent auditors for the 2002 fiscal year.

     4. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 5, 2002 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of each of the items indicated in 1., 2., and 3. above.

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.

                       By Order of the Board of Directors


                        /s/ Debra C. Dyckman
                       --------------------------------------
                       Debra C. Dyckman
                       Secretary of the Board

April 26, 2002

                                 PROXY STATEMENT

     This Proxy Statement and the enclosed proxy card ("Proxy") are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Resource Bankshares Corporation (the "Company") to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia 23462, at 9:30 a.m., Eastern Time, on Thursday, May 30, 2002, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Only shareholders of record at the close of business on April 5, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. This Proxy is being mailed on or about April 26, 2002.

REVOCABILITY OF PROXY

     Execution of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. If your Proxy is properly signed, received by the Company and not revoked by you, the shares to which it pertains will be voted at the Annual Meeting in accordance with your instructions. If a shareholder does not return a signed Proxy, his or her shares cannot be voted by proxy.

SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners and to secure their voting instructions if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Officers and regular employees of the Company may solicit Proxies personally, by telephone or by telegram from some shareholders if Proxies are not received promptly, for which no additional compensation will be paid.

VOTING SHARES AND VOTE REQUIRED

     On the Record Date, the Company had 3,124,961 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting. Directors are elected by a plurality of votes cast by shareholders at the Annual Meeting. A majority of votes cast is required to adopt the proposed amendment to the 2001 Stock Incentive Plan and to ratify the appointment of auditors. Abstentions, broker non-votes, and withheld votes will be counted for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting, but such votes will not be considered "votes cast" based on the Company's understanding of state law requirements and the Company's Articles of Incorporation and Bylaws.

     All shareholder meeting proxies, ballots and tabulations that identify individual shareholders are kept secret and no such document shall be available for examination, nor shall the identity or the vote of any shareholder be disclosed except as may be necessary to meet legal requirements and the laws of Virginia. Votes will be counted and certified by the Proxy Committee of the Board of Directors, whose members are Alfred Abiouness, Thomas Hunt, and

Lawrence Smith. The members of the Proxy Committee will also act as the inspectors of elections at the Annual Meeting as required under Virginia law.

     Unless specified otherwise, Proxies will be voted (i) FOR the election of the two nominees to serve as Class B directors of the Company until the 2005 Annual Meeting and until their successors are duly elected and qualified, (ii) FOR the adoption of the proposed amendment to the 2001 Stock Incentive Plan, and
(iii) FOR the ratification of the appointment of Goodman & Company, L.L.P. as independent auditors for 2002. In the discretion of the Proxy holders, the Proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of April 5, 2002 relating to the beneficial ownership of the Company's Common Stock by (i) each of the Company's directors, director-nominees and named executive officers who own Common Stock and (ii) all of the Company's directors, director-nominees and executive officers as a group. The named executive officers consist of those individuals for whom compensation information is provided in the "Summary Executive Compensation Table" appearing elsewhere in this Proxy Statement. Except as otherwise set forth below, the Company is not aware of any person or group of affiliated persons who owns more than 5% of the Common Stock of the Company. All of the Company's directors, director-nominees and named executive officers receive mail at the Company's principal executive offices at 3720 Virginia Beach Blvd., Virginia Beach, Virginia 23452.


                                              Number of Shares                        Percent of
              Name                           Beneficially Owned                   Outstanding Shares
              ----                           ------------------                   ------------------
Alfred E. Abiouness                              89,846/(1)/                            2.85
T. A. Grell, Jr.                                 10,732                                   *
Thomas W. Hunt                                   89,400/(2)/                            2.86
Louis R. Jones                                  290,759/(3)/                            9.24
A. Russell Kirk                                 112,781/(4)/                            3.59
Lawrence N. Smith                               145,303/(5)/                            4.58
Elizabeth A. Twohy                               42,626/(6)/                            1.36
Debra C. Dyckman                                 54,043/(7)/                            1.72
Harvard R. Birdsong, II                          20,698/(8)/                              *
James M. Miller                                  22,701/(9)/                              *

Directors and Executive
Officers as a Group
(11 Persons)                                    907,895                                27.42

-------------------------------------
*    Less than 1% ownership
(1)  Includes options to purchase 30,166 shares that are currently exercisable.
(2) Includes 38,844 shares owned by Mr. Hunt's wife and 20,234 shares owned by Mr. Hunt's children, for which Mr. Hunt shares voting and investment power. Does not include 87,408 shares held jointly by Mr. Hunt's spouse and Alan M.

     Voorhees as trustees for the benefit of Mr. Voorhees' great grandchildren, for which Mr. Hunt does not share voting or investment power.
(3)  Includes options to purchase 20,166 shares that are currently exercisable.
(4)  Includes options to purchase 13,500 shares that are currently exercisable.
(5) Includes options to purchase 48,267 shares that are currently exercisable. Also includes 52,202 shares owned by the Smith Family Partnership for which Mr. Smith shares voting and investment power and 10,500 shares owned by the Smith Family Trust for which Mr. Smith has sole voting and investment power.
(6) Includes options to purchase 20,166 shares that are currently exercisable. Also includes 6,000 shares owned by Ms. Twohy's minor children.
(7)  Includes options to purchase 21,066 shares that are currently exercisable.
(8)  Includes options to purchase 15,000 shares that are currently exercisable.
(9) Includes 8,412 shares in a family trust for which Mr. Miller has voting and investment power.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors shall be between 5 and 15. There are currently 7 directors serving on the Board. At the Company's 2000 Annual Meeting of Shareholders, shareholders approved an amendment to the Company's Articles of Incorporation to create a classified Board of Directors. As a result, the Company's Board of Directors is divided into three (3) classes, Class A, Class B and Class C. At the Company's 2001 Annual Meeting, the Class A directors were elected to a three year term expiring in 2004. The initial terms of the Class B directors expire at the Company's 2002 Annual Meeting and the initial terms of the Class C directors will expire at the Company's 2003 Annual Meeting.

     The Board of Directors recommends that the two nominees to serve as Class B directors, Alfred E. Abiouness and Elizabeth A. Twohy, be re-elected to serve as the Class B directors until the 2005 Annual Meeting. Proxies received by the Company will be voted for the election of both nominees unless marked to the contrary. A shareholder who desires to withhold voting of the Proxy for one or both of the nominees may so indicate on the Proxy. Both nominees are currently members of the Board and both have consented to be named and have indicated their intent to serve, if elected. If either nominee becomes unable to serve, an event which is not anticipated, the Proxy will be voted for a substitute nominee to be designated by the Board or the number of directors will be reduced.

     The Company does not have a separate nominating committee. The functions customarily attributable to such a committee are performed by the Board as a whole. For information regarding the Company's bylaw provisions that govern shareholder nominations of director candidates, see "Submission of Proposals and Other Matters Related to 2003 Annual Meeting" elsewhere in this Proxy Statement.

Names of Directors, Director-Nominees and Committee Memberships

     The following table and accompanying footnotes set forth the names, ages and date of each director's and director-nominee's first election to the Board and also provide information on Board committees:

                  Name                             Age        Director Since/(1)/
                  ----                             ---        -------------------
      Alfred E. Abiouness(A)(B)(C)(D)              70                1988
      T. A. Grell, Jr. (A)                         53                2000
      Thomas W. Hunt(A)(B)(C)(D)                   46                1997
      Louis R. Jones(A)(B)(D)                      66                1993
      A. Russell Kirk(A)(B)(D)                     54                1992

                                       3

      Lawrence N. Smith(A)(C)                      64               1992
      Elizabeth A. Twohy(A)(B)(D)                  49               1993

--------------------

(1) At the 1998 Annual Meeting of Resource Bank (the "Bank"), the shareholders of the Bank approved a Plan of Reorganization pursuant to which each share of Bank Common Stock was exchanged for two shares of the Company's Common Stock and the Bank became a wholly owned banking subsidiary of the Company ("Plan of Reorganization"). The effective date of the Plan of Reorganization was July 1, 1998. Prior to the effective date of the Plan of Reorganization, all of the directors and director-nominees except Mr. Grell served on the Board of Directors of the Bank. Since the effective date of the Plan of Reorganization, the directors and director-nominees except Mr. Grell have served on the Company's Board of Directors and have continued to serve on the Bank's Board of Directors. All share figures in this Proxy Statement give effect to the 2:1 share exchange effectuated pursuant to the Plan of Reorganization.

(A) Member of the Credit Risk Committee of the Bank. The Credit Risk Committee reviews all loan activity and policy of the Bank, acts upon large loan requests presented to the Bank, and monitors outstanding loans and collection efforts. Also member of the Market Risk and Liquidity Risk Committees of the Bank. Each of these three committees held 12 meetings in 2001.

(B) Member of the Audit Committee. The Audit Committee is empowered by the Board of Directors to, among other things, recommend the firm to be employed by the Company as its independent auditor and to consult with such auditor regarding audits and the adequacy of internal accounting controls. The Audit Committee held 3 meetings in 2001. See "- Audit Committee Report" below.

(C) Member of the Proxy Committee, which collects and accounts for all proxies and exercises proxy authority at all shareholder meetings. The Proxy Committee held one meeting in 2001.

(D) Member of the Compensation Committee, which recommends to the Board the salaries for officers and the compensation to be paid directors, and determines the persons to whom stock options are granted, the number of shares subject to option, and the appropriate vesting schedule. The Compensation Committee held one meeting in 2001.

Audit Committee Report

    The Audit Committee of the Board of Directors is composed of five (5) non-employee directors. Four of these directors are "independent directors" as that term is defined under the NASDAQ Stock Market's listing standards. To be an independent director under this definition, a director may not be an officer or employee of the Company or have certain other types of relationships with the Company. Russell Kirk, the fifth member of the Audit Committee, is not independent as defined under NASDAQ's standards because of certain payments made by the Company during 2001 to Armada Hoffler Construction Company, an entity for which Mr. Kirk serves as Vice President. See "Certain Relationships and Related Transactions" below. However, NASDAQ's listing standards permit the Company to appoint one non-independent director to the Audit Committee if the Company's Board, under exceptional and limited circumstances, determines that membership on the Committee by a non-independent director is required by the best interests of the Company and its shareholders. The Company believes that Mr. Kirk's extensive background in financial, business and accounting matters allows him to provide valuable service and counsel to the Audit Committee. The Company's Board therefore has determined that Mr. Kirk's service on the Audit Committee is in the best interests of the

Company and its shareholders. The Audit Committee held 3 meetings during 2001. The responsibilities of the Audit Committee are set forth in its Charter, which will be reviewed and amended periodically as appropriate.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the Company's internal and independent auditors the overall scope and specific plans for their respective audits.

     The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The meetings also are designed to facilitate any private communications with the Committee desired by the internal auditors or independent accountants. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent auditors, Goodman & Company, L.L.P.

      .        Alfred E. Abiouness
      .        Thomas W. Hunt
      .        Louis R. Jones
      .        A. Russell Kirk
      .        Elizabeth A. Twohy

Background and Experience

     The following information relates to the business background of the Company's directors and director-nominees. There are no family relationships among any of the directors or director-nominees nor is there any arrangement or understanding between any directors or director-nominees and any other person pursuant to which the director or director-nominee was selected.

Nominees for Class B Directors Whose Terms Will Expire in 2005

     Mr. Abiouness has been President of Abiouness, Cross & Bradshaw, Inc., a Norfolk structural engineering and architectural consulting firm, since 1974. Mr. Abiouness is a past Commissioner of the Norfolk Redevelopment and Housing Authority.

     Ms. Twohy is President of Capital Concrete, Inc. of Norfolk, Virginia, a ready-mixed concrete manufacturer, and has been employed by the company since 1975. Ms. Twohy is on the Board of Directors of Tidewater Builders Association and is past president of the Virginia Ready-Mixed Concrete Association.

Class A Directors Whose Terms Will Expire in 2004

     Mr. Jones has been President of Hollomon-Brown Funeral Home, Inc. since 1954. Mr. Jones is also Chairman of the Board of Snelling Funeral Homes, Inc. and is President of Allstate Leasing Corporation, Memorial Services Planning Corporation, Advance Charge Plan, Inc., and Lu-El Realty, Inc. Mr. Jones has also been active in civic affairs and serves on the City Council of Virginia Beach.

     Mr. Kirk has been President of Armada/Hoffler Holding Company, a real estate land development, construction and properties management firm, since 1983 and has been Co-CEO of Goodman Segar Hogan Hoffler since 1993. Mr. Kirk is also Chairman and Commissioner of the Virginia Port Authority, Norfolk, Virginia.

Class C Directors Whose Terms Will Expire in 2003

     Mr. Grell has been President and Chief Operating Officer of the Bank since December 1998. He served as Executive Vice President of the Company from December 1998 until November 2001 and was named President of the Company in November 2001. Mr. Grell has also served as a director of the Company since October 2000. From 1984 until joining the Company, he was a senior officer at Central Fidelity Bank, which was acquired by Wachovia Bank. Mr. Grell has over 30 years experience in the banking industry and is active in civic affairs.

     Mr. Hunt is the Vice President of Summit Enterprises, Inc. of McLean, Virginia, an investment management company focused primarily on venture capital opportunities, and he has been employed by Summitt Enterprises since 1984. He is the former Chairman of the Board of Directors of Eastern American Bank, FSB, which the Bank acquired in 1997. Mr. Hunt is a director of Bryce Office Systems, Inc. and Digital Access Control, Inc. Mr. Hunt currently serves as the Chairman of the Board of the Company and the Bank.

     Mr. Smith joined the Bank in December 1992 and served as its President and Chief Executive Officer until the implementation of the Plan of Reorganization, after which he also was appointed President and Chief Executive Officer of the Company. Mr. Smith served as the President of the Bank until December 1998 and as President of the Company until November 2001. He continues to serve as the Chief Executive Officer of the Company and the Bank. Mr. Smith has over 19 years of experience with United Virginia Bank/Seaboard National and United Virginia Bank - Eastern Region, predecessor of Crestar Bank - Eastern Region ("Crestar"). From 1973 until May 1983, Mr. Smith was President of Crestar and also served on major committees of the holding company, United Virginia Bankshares, Inc., predecessor of Crestar Bankshares, Inc. He retired from Crestar in May 1983. Mr. Smith formed Essex Financial Group, Inc., a financial holding company, in May 1983. Mr. Smith serves on the board of directors of Empire Machinery and Supply Corporation, a Norfolk based supplier of industrial products, and he has been active in civic affairs for over 30 years.

Board Meetings

     The business of the Company is managed under the direction of the Board. All of the members of the Company's Board also serve on the Bank's Board of Directors. The Company's Board meets at least quarterly and held 4 meetings in 2001. The Bank's Board generally meets monthly and held 12 meetings in 2001. During 2001, each member of the Company's and Bank's Board participated in at least 75% of all meetings of the Boards and at least 75% of all applicable committee meetings.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

     The following table presents an overview of executive compensation paid by the Company and its subsidiaries during 2001, 2000 and 1999 to Lawrence N. Smith, Chief Executive Officer, and to the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"). Compensation information includes compensation paid by the Bank to the Named Executive Officers in their capacity as executive officers of the Bank.


                                                                                    Long Term
                                                            Annual Compensation   Compensation
                                                             ------------------   ------------

                                                                                   Securities
                                                                                   Underlying          All Other
Name and principal position                  Year      Salary($)        Bonus($)   Options(#)     Compensation($)(1)
---------------------------                  ----      ---------        --------   ----------     ------------------
Lawrence N. Smith, CEO of Resource           2001       $325,000        $276,250        --              $5,100
  Bankshares and Resource Bank               2000        275,625         220,000      20,000             5,100
                                             1999        262,500            --          --               5,078

T. A. Grell, Jr., President of Resource      2001        220,500         154,000      20,000             5,100
  Bankshares and Resource  Bank              2000        210,000         186,000       5,000             5,100
                                             1999        200,000          46,900      15,000             5,100

Harvard R. Birdsong, II, Executive Vice      2001        121,500          84,000       6,500             5,100
  President                                  2000        115,763          60,000       2,500             2,131
                                             1999        110,250          20,000        --               2,034

Debra C. Dyckman, Executive Vice             2001        111,500          75,000       3,000             5,100
  President                                  2000        106,050          60,000       2,500             2,108
                                             1999        101,000          25,000        --               2,014

James M. Miller, Executive Vice President    2001        141,000          90,000       4,500             5,100
                                             2000        121,800         100,000       2,500             5,100
                                             1999        117,510          15,000        --               3,975

-----------------
(1)  Consists of Company contributions to 401(k) Plan.

Option Grants in Last Fiscal Year

         The table below sets forth information regarding stock option grants to Lawrence N. Smith and the other Named Executive Officers during the fiscal year ended December 31, 2001.



                            Number of       Percent of Total
                           Securities      Options Granted to
                           Underlying         Employees in                                             Grant Date
         Name                Options          Fiscal Year        Exercise Price   Expiration Date   Present Value(1)
         ----                -------          -----------        --------------   ---------------   -------------
Lawrence N. Smith              --                  --                  --                --                --
T. A. Grell, Jr.             20,000              18.71              $ 16.90           12/20/11          $113,000
Harvard R. Birdsong           6,500               6.08              $ 16.90           12/20/11            37,000
Debra C. Dyckman              3,000               2.81              $ 16.90           12/20/11            17,000
James M. Miller               4,500               4.21              $ 16.90           12/20/11            25,500

------------

(1) The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate of 4.5%, dividend yield of 2.67%, volatility factor of the expected market price of the Company's Common Stock of 0.53, and a weighted-average expected life of the options of 5.0 years. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

Fiscal Year-End Options Table

     The Named Executive Officers did not exercise any stock options in 2001. The table below sets forth information regarding exercisable and unexercisable stock options held as of December 31, 2001 by the Named Executive Officers.


                             Number of Securities
                        Underlying Unexercised Options    Value of Unexercised In-The-Money
                             At Fiscal Year-End (#)       Options at Fiscal Year-End ($)(1)
                        ------------------------------    ---------------------------------

Name                     Exercisable     Unexercisable    Exercisable       Unexercisable
----                     -----------     -------------    -----------       -------------
Lawrence N. Smith           48,267          10,000         511,076(2)          90,700(3)
T. A. Grell, Jr.              --            40,000             --              75,813(4)
Harvard R. Birdsong         15,000           9,000          36,600(5)          31,060(6)
Debra C. Dyckman            21,066           5,500         273,193(7)          26,545(8)
James M. Miller               --            22,000             --              65,080(9)

---------------------

(1) The closing price of the Company's Common Stock on Nasdaq ("Closing Price") on December 31, 2001 was $18.19 per share. Under SEC rules, an option was "in the money" on December 31, 2001 if the exercise price per share was less than $18.19.

(2) 16,667 of the options are exercisable at $3.00 per share and 21,600 of the options are exercisable at $6.25 per share. 10,000 of the options are exercisable at $18.50 per share and therefore were not in the money on December 31, 2001.

(3)  The exercise price of these 10,000 options is $9.12 per share.

(4) The exercise price of 5,000 of these options is $9.12 per share, the exercise price of 14,571 of these options is $17.87 per share, and the exercise price of 20,000 of these options is $16.90 per share. The exercise price of 429 of these options is $21.75 per share, and these options therefore were not in the money on December 31, 2001.

(5)  These options are exercisable at $15.75 per share.

(6) The exercise price of 2,500 of these options is $9.12 per share and the exercise price of 6,500 of these options is $16.90 per share.

(7) 6,666 of these options are exercisable of $3.00 per share and 14,400 of these options are exercisable at $6.25 per share.

(8) The exercise price of 2,500 of these options is $9.12 per share and the exercise price of 3,000 of these options is $16.90 per share.

(9) The exercise price of 2,500 of these options is $9.12 per share, the exercise price of 15,000 of these options is $15.75 per share and the exercise price of 4,500 of these options is $16.90 per share.

Retirement Savings Plan

     Mr. Smith and other eligible employees are eligible to participate in the Bank's Stock and 401(k) Savings Plan (the "Plan"). The Plan is a combined 401(k) profit sharing, stock bonus, and employee stock ownership plan. That means that the Bank may make discretionary contributions to the Plan each year and those contributions may be made in the form of cash or Company Common Stock. In addition, the Plan's 401(k) provisions permit participants to contribute cash to the Plan through voluntary payroll savings on a pretax basis. The Bank matches the eligible participants' payroll savings contributions in an amount equal to 50% of the amount contributed by a participant, up to 6% of his or her compensation. The Plan's assets attributable to a participant's payroll savings contributions and the Bank's discretionary cash contributions, if any, may be invested, at the participant's direction, in shares of Company Common Stock purchased from third parties on the open market. There are also additional investment options for the participants with respect to these assets. The Plan's employee stock ownership plan provisions are not active at this time.

Retirement Benefits and Key Man Insurance Policies

     During 1996, the Board of Directors of the Bank approved a plan for the payment of retirement benefits to certain key employees and entered into limited binding agreements with these key employees. Under the terms of the plan, the Bank may fund the liabilities associated with this plan with life insurance contracts. In connection with funding the projected retirement benefits, the Bank paid premiums on applicable life insurance contracts in the amount of approximately $275,000 during 2001, and may continue to pay, in its sole discretion, the same annual amount of insurance premiums over the next 2 years. The Bank owns the insurance polices and, under the plan, the Bank will recoup all the premiums advanced upon the death of the individual officer.

Stock Option Plans

     At the Company's 2001 Annual Meeting, shareholders approved and adopted the Company's 2001 Stock Incentive Plan ("Incentive Plan"), which authorizes the issuance of stock options and other stock based awards to directors and key employees. Awards for up to 100,000 shares of the Company's common stock may be issued under the Incentive Plan. To date, all awards under the Incentive Plan have been in the form of stock options. At the Annual Meeting, shareholders will be asked to adopt an amendment to the Incentive Plan to increase the shares of common stock available for awards under the Incentive Plan to 200,000.

     In addition to the Incentive Plan, there are three stock option plans under which the Company's and the Bank's directors and officers previously have been granted stock options. The 1996 Long-Term Incentive Plan, the 1994 Long-Term Director Plan and the 1993 Long-Term Incentive Plan all authorized the issuance of stock options to directors and key employees. The Company does not anticipate issuing any further stock options pursuant to these plans but the plans will remain in effect for as long as awards previously granted under the plans remain outstanding.

Compensation of Directors

     Directors who are employees of the Company or the Bank do not receive any extra compensation for attendance at Board or Committee meetings of the Company or the Bank. The members of the Company's Board of Directors and Bank's Board of Directors are currently the same and directors do not receive separate compensation for serving on the Company's Board of Directors. During 2001, non-employee directors of the Bank received compensation for their service on the Bank's Board of Directors in the amount of $1,500 for each meeting attended. In addition, an annual retainer of $14,000 was paid to the Chairman of the Bank's Board and an annual retainer of $12,000 was paid to the Bank's other non-employee directors. Non-employee directors also received $500 for each Audit Committee and Compensation Committee meeting attended.

Executive Officer Employment Agreements

     The Bank has entered into an Employment Agreement with Lawrence N. Smith dated January 1, 1999, pursuant to which Mr. Smith serves as the Chief Executive Officer of the Company and the Bank ("Smith Employment Agreement"). The initial term of the Smith Employment Agreement is 5 years. Under the terms of the Smith Employment Agreement, Mr. Smith's initial annual base salary was required to be at least $262,500. In 2001, Mr. Smith's annual salary was $325,000. Mr. Smith's current annual salary under the Smith Employment Agreement is $342,000. On an ongoing basis, the Bank's Board of Directors will determine Mr. Smith's annual salary in a manner commensurate with his position and performance. Mr. Smith is also eligible to participate in benefit, disability and retirement plans and in bonus programs as determined by the Company's and Bank's Boards of Directors from time to time.

     If the Bank terminates Mr. Smith's employment "without cause", the Bank is required to pay Mr. Smith his regular base salary for the lesser of (i) the remainder of the initial five year term or (ii) a three year period following termination; provided, however, that no such payments would be payable after the date Mr. Smith violated the non-competition covenants set forth in the Smith Employment Agreement. Upon a "change of control" of the Company in which Mr. Smith is not given reasonably equivalent duties, responsibilities and compensation, Mr. Smith's employment with the Bank may be terminated or he may resign and in either case Mr. Smith will be entitled to receive a one time payment of 2.99 times the average of his regular base salary for the three year period prior to the change of control.

     In addition to the Smith Employment Agreement, the Bank has entered into an Employment Agreement with T.A. Grell, Jr. dated January 1, 1999 ("Grell Employment Agreement"), pursuant to which Mr. Grell serves as President of the Bank. The Grell Employment Agreement has substantially the same terms as the Smith Employment Agreement, except that Mr. Grell's annual base salary in 2001 was $220,500. Mr. Grell's current annual salary under the Grell Employment Agreement is $232,000. Pursuant to the Incentive Plan, Mr. Grell was also granted options in 2001 to purchase 20,000 shares exercisable at $16.90 per share.

     The Bank has also entered into written employment agreements with its other executive officers, including Debra C. Dyckman, Harvard Birdsong and James M. Miller. These employment agreements are substantially similar to the Grell Employment Agreement, except that (i) initial annual base salaries differ from employee to employee and (ii) severance payments upon termination of employment without cause generally would be made for the lesser of the remainder of the initial term of the agreements or eighteen months following termination of employment. The current annual salary under Ms. Dyckman's employment agreement is $131,500, the current annual salary under Mr. Birdsong's employment agreement is $147,000 and the current annual salary under Mr. Miller's employment agreement is $157,500. Pursuant to the Incentive Plan, each of these executive officers was also granted stock options in 2001 to purchase various amounts of shares exercisable at $16.90 per share. See "- Option Grants in Last Fiscal Year" above.

     The employment agreements of the Bank's retail mortgage division executive officers (i) have terms of five years, (ii) provide for certain severance payments upon termination without cause, and (iii) provide for change of control payments of 2.99 times base salary.

Compensation Committee Interlocks and Insider Participation

     No member of the Company's Compensation Committee was an officer or employee of the Company during 2001. During 2001, no executive officer of the Company served as a member of the Compensation Committee of another entity, nor did any executive officer of the Company serve as a director of another entity, one of whose executive officers served on the Company's Compensation Committee.

     Two members of the Compensation Committee, Alfred Abiouness and Russell Kirk, have outstanding loans with the Bank. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, Mr. Kirk is the Vice President of Armada Hoffler Construction Company ("Armada Hoffler Construction"). Armada Hoffler Construction was the site and building general contractor for the Bank's new Herndon, Virginia branch facility, which was built during 2001. During 2001, the Bank paid Armada Hoffler Construction approximately $3.3 million in connection with its services as general contractor for the branch facility. The Company believes that the terms and conditions of Armada Hoffler Construction's services were comparable to those that would have been offered by unaffiliated third parties in an arms-length transaction. See " - Certain Relationships and Related Transactions" below.

Compensation Committee Report Concerning Compensation of Certain Executive Officers

     This report describes the Company's executive officer compensation strategy, the components of the compensation program and the manner in which the 2001 compensation determinations were made for the Company's Chief Executive Officer, Lawrence N. Smith, and the Company's and Bank's other executive officers (collectively "Executive Officers").

     In addition to the information set forth above under "Executive Compensation," the Compensation Committee is required to provide shareholders a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting the Company's Executive Officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Company's Board of Directors, has prepared the following report for inclusion in this Proxy Statement. None of the members of the Compensation Committee are executive officers or employees of the Company.

Compensation Philosophy

     The compensation of the Company's Executive Officers is designed to attract, retain, motivate and reward qualified, dedicated executives, and to directly link compensation with (i) the Executive Officer's previous and anticipated performance, (ii) the contributions and responsibilities of the Executive Officer to the Company and (iii) the Company's profitability. None of these three factors is given more relative consideration than any other. The principal components of an Executive Officer's compensation package in 2001 were
(i) a base salary at a stated annual rate, together with certain other benefits as may be provided from time to time and (ii) discretionary cash bonuses. See
"- Bonus Program" below. In addition, stock option awards have been made in the past, and will continue to be made in the future, to the Company's Executive Officers pursuant to the Company's various stock option and stock incentive plans. In 2001, the Compensation Committee granted options to purchase an aggregate of 106,900 shares of Common Stock to key employees.

Employment Agreements

     The Company and the Bank have entered into Employment Agreements with certain Executive Officers. The Compensation Committee believes that written employment agreements are necessary to attract and retain a quality management team and are consistent with the Company's compensation philosophy. To strengthen the Company's and Bank's ability to retain quality management, numerous written employment agreements were entered into between the Bank and certain Executive Officers effective January 1, 1999. The principal terms of these employment agreements are described under "- Executive Officer Employment Agreements" above.

Bonus Program

     The Bank has historically awarded annual cash bonuses to Executive Officers based upon individual performance and financial performance of the Company and the Bank. Bonus awards to Executive Officers in 2001 are reflected in the "Summary Executive Compensation Table" above. The Compensation Committee expects that such bonuses will continue to be awarded in the future.

2001 Stock Incentive Plan and  Proposed Amendment

     The Board and the Compensation Committee strive to compensate key employees of the Company and the Bank in a manner that aligns closely the interests of such key employees with the interests of the Company's shareholders. In furtherance of this goal, in 2001 the Board adopted the Incentive Plan, which was approved by shareholders. The purpose of the Incentive Plan is to support the business goals of the Company and to attract, retain and motivate management officials of high caliber by providing incentives that will, through the award of options to acquire the Company's Common Stock, associate more closely the interests of Executive Officers and key employees of the Company and the Bank with the interests of the Company's shareholders. In 2001, the Compensation Committee granted options to purchase an aggregate of 35,000 shares of Common Stock to Executive Officers.

     As noted elsewhere in this Proxy Statement, at the Annual Meeting shareholders will vote on an amendment to the Incentive Plan to increase the shares available for awards under the Plan. See "Proposal 2. Approval of Amendment to 2001 Stock Incentive Plan" below.

Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

     Section 162(m) of the Internal Revenue Code ("162(m)") precludes the Company from taking a deduction for compensation in excess of $1 million for the Chief Executive Officer or certain of its other highest paid officers. Certain performance based compensation, however, is specifically exempt from the deduction limit. The Compensation Committee does not believe that 162(m) will impact the Company in 2002 because it is not anticipated that compensation in excess of $1 million will be paid to any employee of the Company.

                              . Alfred E. Abiouness
                              . Thomas W. Hunt
                              . Louis R. Jones
                              . A. Russell Kirk
                              . Elizabeth A. Twohy

     THE PRECEDING "COMPENSATION COMMITTEE REPORT CONCERNING COMPENSATION OF CERTAIN EXECUTIVE OFFICERS", THE AUDIT COMMITTEE REPORT APPEARING ELSEWHERE IN THIS PROXY STATEMENT AND THE STOCK PERFORMANCE GRAPH BELOW SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

Company Stock Price Performance

     The following graph shows a comparison of cumulative total shareholder returns for (i) the Company, (ii) the S & P 500 Stock Index, and (iii) the SNL Southeast Bank Index for the period beginning December 31, 1996 and ending December 31, 2001. The trading history of the Company's Common Stock set forth below for periods prior to the implementation of the Plan of Reorganization reflects performance of the Bank's Common Stock on NASDAQ. Effective July 23, 1998, the Company's Common Stock began trading on the American Stock Exchange ("AMEX") instead of the NASDAQ National Market System. The Company's Common Stock again began trading on NASDAQ's National Market System on December 15, 2000. The total shareholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the S & P 500 Stock Index, and the SNL Southeast Bank Index, including reinvestment of dividends.

            Comparison of Cumulative Total Return Among The Company,
                             S & P 500 Stock Index,
                          and SNL Southeast Bank Index









                                                           Return       Return       Return      Return       Return
                                          December 31,    December     December     December    December     December
                                              1996          1997         1998         1999        2000         2001
Resource Bankshares Corporation               100          237.70       227.78       105.53      135.09       240.94
S & P 500 Stock Index                         100          133.37       171.44       207.52      188.62       166.22
SNL Southeast Bank Index                      100          151.59       161.38       127.00      127.52       158.86

Certain Relationships and Related Transactions

     The directors and executive officers of the Company and the Bank, and their family members and certain business organizations and individuals associated with each of them, have been customers of the Bank, have had normal banking transactions, including loans, with the Bank, and are expected to continue to do so in the future. As of December 31, 2001, the Bank had aggregate direct and indirect loans to the directors and executive officers of the Company and the Bank totaling approximately $6.25 million, which represented approximately 21.7% of the Company's shareholders' equity as of that date. Each of these transactions was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features.

     In addition, Mr. Kirk is the Vice President of Armada Hoffler Construction Company ("Armada Hoffler Construction"). Armada Hoffler Construction was the site and building general contractor for the Bank's new Herndon, Virginia branch facility, which was built during 2001. During 2001, the Bank paid Armada Hoffler Construction approximately $3.3 million in connection with its services as general contractor for the branch facility. The Company believes that the terms and conditions of Armada Hoffler Construction's services were comparable to those that would have been offered by unaffiliated third parties in an arms-length transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who beneficially own more than 10% of a registered class of equity securities of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the Securities and Exchange Commission ("SEC") and Nasdaq. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all reporting requirements under Section 16(a) for 2001 were met in a timely manner by its directors, officers and greater than 10% beneficial owners, except that Alfred Abiouness purchased 5,000 shares of Company Common Stock in November 2001 and reported this transaction on a Form 4 on December 19, 2001, 9 days after the Form 4 was due under Section 16(a).

                      PROPOSAL 2. APPROVAL OF AMENDMENT TO
                            2001 STOCK INCENTIVE PLAN

     The Company's shareholders are being asked to approve an amendment to the Resource Bankshares Corporation 2001 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan was initially adopted and approved by the Company's shareholders at the 2001 Annual Meeting. The Incentive Plan as adopted provides that up to 100,000 shares of the Company's Common Stock are available for awards under the Incentive Plan. If the proposed amendment is approved, the shares available for awards under the Incentive Plan would increase by 100,000 to 200,000.

     The following description is a summary of the key features of the Incentive Plan. A copy of the proposed amendment to the Incentive Plan is attached to this Proxy Statement as Exhibit A.

Purpose and Eligible Participants

     The purpose of the Incentive Plan is to promote the interests of the Company and its shareholders by enabling the Company to recruit, reward and retain valued employees and directors. The Company believes that making awards under the Incentive Plan in the form of stock options or direct grants of stock, which may include stock appreciation rights, restricted stock, deferred stock and other stock based awards, furthers these objectives by providing the participants in the Incentive Plan with a proprietary interest in the growth, performance and long term success of the Company. All of the directors and employees of the Company, the Bank and the Company's other direct and indirect subsidiaries are eligible to receive awards under the Incentive Plan.

Shares Available

     If the proposed amendment to the Incentive Plan is approved, the number of shares of the Company's Common Stock that may be subject to award under the Incentive Plan may not exceed 200,000 shares. In the event of a change in the outstanding shares of the Common Stock by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or if some other increase or decrease in the Common Stock occurs without the Company receiving consideration, the number of shares subject to the Incentive Plan and the number of shares and exercise prices underlying previous awards will be adjusted appropriately.

     The Common Stock subject to the Incentive Plan comes from authorized but unissued shares. If any award under the Incentive Plan expires, is canceled, or terminates for any reason, the shares of Common Stock available under that award will again be available for the granting of new awards.

Administration of the Incentive Plan

     The Incentive Plan is administered and interpreted by the Compensation Committee ("Compensation Committee") of the Board of Directors of the Company (the "Board"), unless the Board chooses to delegate administration duties to another committee. Other than the granting of awards, the Compensation Committee may delegate its administrative duties to officers or other employees of the Company.

     The Compensation Committee, as administrator of the Incentive Plan, has full and final authority in its discretion to: (i) operate and administer the Incentive Plan, (ii) interpret the Incentive Plan, (iii) exercise such powers and authority as it may find necessary or appropriate to carry out its functions as administrator of the Incentive Plan, (iv) determine the participants who will receive awards under the Incentive Plan, (v) determine the terms and restrictions of any awards under the Incentive Plan, (vi) determine the schedule for excercisability or nonforfietability of any award under the Incentive Plan,
(vii) determine the time and conditions for expiration of any award under the Incentive Plan, (viii) determine the form of payment due upon exercise of any award under the Incentive Plan, (ix) amend, waive, or extend any provision or limitation of any award under the Incentive Plan and (x) grant substitute awards under terms and conditions that vary from those the Incentive Plan otherwise requires to individuals who become employees as a result of the Company's acquiring or merging with the individual's employer or acquiring its assets. The Compensation Committee's determinations as administrator of the Incentive Plan need not be uniform and need not consider whether possible participants are similarly situated.

Forms and Provisions of Awards

     The Compensation Committee may grant awards under the Incentive Plan to employees in the form of nonqualified stock options ("NQSOs") or "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Stock options granted to directors that are not employees must be NQSOs. The Compensation

Committee may also make direct grants of stock under the Incentive Plan, which may include stock appreciation rights, restricted stock, deferred stock and other stock based awards. Payment for Common Stock acquired through exercise of an award must be made by cash unless the Compensation Committee consents to another form of payment (which could include Common Stock, awards under the Incentive Plan or other property). To date, all awards under the Incentive Plan have been in the form of stock options.

     Exercise Price of Stock Options

     The exercise price ("Exercise Price") under each stock option award is determined by the Compensation Committee, as administrator, but in no event can the per share Exercise Price be less than 100% of the fair market value ("Fair Market Value") of a share of Common Stock on the day of the award (110% in the case of grants of ISOs to individuals who own more than 10% of the Company's Common Stock).

     Under the Incentive Plan, Fair Market Value on the day of any given award is (i) the closing sale price if the Common Stock is traded on a national securities exchange; (ii) the closing sale price as reported by Nasdaq if the Common Stock is traded on the Nasdaq National Market or Small Cap Market (or the average of the closing bid and asked prices as reported by Nasdaq if no closing sale price information is available), (iii) the average of the closing bid and asked prices as reported by any other commercial services if there is no closing sale, bid or asked price information reported by Nasdaq; or (iv) if there is no public market for the Common Stock, the value determined by the Company's Board in good faith. The Company's Common Stock currently trades on the Nasdaq National Market. The closing sale price of the Common Stock on April 18, 2002 was $18.20 per share.

     Vesting

     The Compensation Committee, as administrator, determines the times and conditions for the exercise or purchase of awards granted pursuant to the Incentive Plan and may accelerate the time at which a participant may exercise any portion of an award or at which restrictions on stock grants lapse. For stock grant awards, "exercise" refers to acceptance of an award or lapse of restrictions, as appropriate in context.

     Expiration and Termination

     No award granted under the Incentive Plan may be exercised more than ten years after its date of grant (five years in the case of ISOs held by owners of more than 10% of the Common Stock). Unless the award agreement covering an award provides otherwise, awards shall terminate and become non-exercisable upon a participant's termination of employment, except in the event of death, disability or retirement. In the event the participant's employment with the Company ceases because of the participant's death, the award shall terminate and become non-exercisable twelve months after the participant's death. In the event the participant becomes disabled (as such term is defined in the Incentive
Plan), the option award shall terminate and become non-exercisable on the earlier of one year from the participant's termination of employment or 30 days after the participant no longer has a disability. In the event of a participant's retirement (as the term retirement is defined in the Incentive
Plan), the award shall terminate and become non-exercisable 90 days after the participant's retirement.

     With respect to directors, if the Compensation Committee determines that a director's service on the Board terminates for cause (as such term is defined in the Incentive Plan), any unexercised awards held by the director shall immediately terminate.

     Unless the Compensation Committee otherwise approves in advance in writing in connection with any permitted transfer or assignment of an award, during a participant's lifetime only the participant or his duly appointed guardian or personal representative may exercise an award under the Incentive Plan. After a participant's death, his personal representative or any other person authorized under a will or under the law of descent and distribution may exercise any then exercisable portion of an award.

Change in Control or Substantial Corporate Change

     If there is a "change of control" of the Company, all option awards under the Incentive Plan will become fully exercisable and all restrictions on stock grants will lapse.

     A "change of control" shall be deemed to have occurred upon the happening of one or more of the following events:

          (i) a person, entity, or group (other than the Company, any of the Company's subsidiaries, any of the Company's benefit plans, or any underwriter temporarily holding securities for any offering of such securities) acquires ownership of more than 50% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

          (ii) the individuals (A) who constitute the Board of Directors of the Company on the day the Incentive Plan becomes effective (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least 2/3 of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) cease for any reason to constitute a majority of the Board;

          (iii) consummation of a merger or consolidation of the Company into any other entity, unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a benefit plan of the Company, hold securities that represent immediately after such merger or consolidation more than 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

          (iv) the shareholders of the Company approve (A) a plan of complete liquidation or dissolution of the Company or (B) an agreement for the Company's sale or disposition of all or substantially all of the Company's assets (i.e., 50% or more of the total assets of the Company) and such liquidation, dissolution, sale, or disposition is consummated.

     If there is a "substantial corporate change" of the Company, the Incentive Plan and any unexercised awards will immediately terminate unless provision is made in writing in connection with such transaction for (i) the assumption or continuation of outstanding awards, or (ii) the substitution for such awards of awards covering the stock or securities of a successor employer corporation or a parent or subsidiary of such successor (any such award "Substitute Awards"). If an award would otherwise terminate because no Substitute Awards are granted in connection with the substantial corporate change, then participants will have the right to exercise any unexercised portions of any awards, whether or not they had previously become exercisable.

     A "substantial corporate change" shall be deemed to have occurred upon the happening of any of the following events: (i) the dissolution or liquidation of the Company, (ii) merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,
(iii) the sale of substantially all the assets of the Company to another corporation or (iv) any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act of 1933 promulgated by the Securities and Exchange Commission) owning 100% of the combined voting power of all classes of stock of the Company.

Term of Incentive Plan; Amendments; Termination

     The Incentive Plan shall remain in effect until all awards under the Incentive Plan have been satisfied, but no award may be granted under the Incentive Plan after May 24, 2011. The Board may amend, suspend or terminate the Incentive Plan at any time, without the consent of the participants or their beneficiaries, provided that no such amendment will deprive any participant or beneficiary of any previously declared award. Except as required by law or the terms of the Incentive Plan, the Board may not, without the participant's or beneficiary's consent, modify the terms and conditions of an award so as to adversely affect the participant, and no amendment, suspension or termination of the Incentive Plan may, without the participant's or beneficiary's consent, terminate or adversely affect any right or obligation under any outstanding awards.

Federal Income Tax Consequences

     Grants of Awards. The grant of an NQSO, ISO or stock appreciation right, or the grant of restricted or deferred stock that is subject to a substantial risk of forfeiture, does not result in income for the grantee or in a deduction for the Company.

     Exercise of Options. The exercise of an NQSO results in ordinary income for the participant and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise.

     The exercise of an ISO does not result in income for the participant or a deduction for the Company. However, the excess of the fair market value on the exercise date over the option price of the shares is an "item of adjustment" for alternative minimum tax purposes. When a participant sells shares acquired by exercise of an ISO, the participant's gain (the excess of sales proceeds over option price) upon the sale will be taxed as capital gain, provided the participant (i) exercises the option while an employee of the Company or a subsidiary or within three months after termination of such employment for reason other than death or disability and (ii) the sale is not within two years after the date of grant nor within one year after the transfer of shares upon exercise. If exercise is after such three month period, or the subsequent sales before the expiration of either the two year or the one year holding period, a participant generally will realize ordinary income in the year of exercise or the disqualifying sale.

     Stock Appreciation Rights. A participant that is granted an award in the form of a stock appreciation right will not realize any compensation income at the time of the grant. However, a participant will realize compensation income equal to the fair market value of the stock or cash delivered to a participant upon exercise of a stock appreciation right and the Company will be entitled to a corresponding deduction equal to the amount of the compensation income realized by the participant.

     Restricted Stock Awards. At such time as a restricted stock award is no longer subject to a substantial risk of forfeiture (unless a special tax election has been made by a participant under the Internal Revenue Code), a participant will realize compensation income in an amount equal to the difference between the fair market value of the stock and any amount paid for the stock by the participant. The Company will be entitled to a corresponding tax deduction in an amount equal to the compensation income realized by a participant.

     Subsequent Sales. A sale of shares of the Company's Common Stock more than one year after their receipt will result in long-term gain or loss to the holder.

Summary of Benefits Previously Awarded under the Incentive Plan

     Since the Incentive Plan was implemented in 2001, the director-nominees, executive officers and employees of the Company have received awards of options under the Incentive Plan in the following amounts:

                                                             Aggregate Number of
                  Name                                         Options Awarded
                  ----                                         ---------------

         Alfred E. Abiouness                                         1,300
         T. A. Grell, Jr.                                           18,679/(1)/
         Thomas W. Hunt                                              1,300
         Louis R. Jones                                              1,300
         A. Russell Kirk                                             1,300
         Lawrence N. Smith                                             --
         Elizabeth A. Twohy                                          1,300
         Harvard R. Birdsong, II                                     6,500
         Debra C. Dyckman                                            3,000
         James M. Miller                                             4,500

         Current Executive Officers as a Group                      33,679

         Non-employee Directors as a Group                           6,500

         All director-nominees as a group                            2,600

         All employees as a group                                  105,579/(1)/

--------------------

(1) During 2001, Mr. Grell also received options to purchase 1,321 shares under the Company's 1996 Long-Term Incentive Plan.

     The Board believes that stock incentive awards are a competitive necessity to attract and retain employees and directors with the skill, intelligence, education and experience on whose success the Company is dependent. The Company believes that stock incentive awards are appropriate and effective methods to compensate employees and directors because they foster proprietary identification with the Company and encourage them to exert maximum efforts for its success.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN.

               PROPOSAL 3. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected and approved Goodman & Company, L.L.P. ("Goodman & Company") as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2002, and the Board of Directors desires that such appointment be ratified by the Company's shareholders. Goodman & Company audited the Company's financial statements for the fiscal years ended December 31, 1998 through December 31, 2001, and audited the Bank's financial statements from 1992 through 1997. A representative of Goodman & Company will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

     Audit Fees. Goodman & Company billed the Company an aggregate of $46,850 for the audit of the Company's consolidated financial statements for 2001 and reviews of the financial statements included in the Company's Forms 10-Q for 2001.

     All Other Fees. Goodman & Company billed the Company an aggregate of $37,350 during 2001 for services not related to the financial statements referenced above. These fees consisted of fees for assisting the Company with the preparation of tax returns, an audit of the Company's 401(k) plan and miscellaneous consulting services. The Audit Committee has considered and determined that the non-audit related services provided by Goodman & Company are compatible with maintaining the independence of Goodman & Company as the Company's principal accountants.

OTHER MATTERS

     The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by the Proxy will be voted on such matters in accordance with the discretion of the holders of such Proxy.

SUBMISSION OF PROPOSALS AND OTHER MATTERS RELATED TO 2003 ANNUAL MEETING

     The next Annual Meeting will be held on or about May 29, 2003. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company's proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 28, 2002. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting is March 12, 2003. All such proposals and notifications should be sent to Lawrence N. Smith, Chief Executive Officer, at 3720 Virginia Beach Boulevard, Virginia Beach, Virginia 23452.

     Under the terms of the Company's bylaws, March 12, 2003 is also the deadline for shareholders to notify the Company of an intention to nominate candidates for directors at the next Annual Meeting. Such nominations must comply with the notice provisions included in the Company's bylaws. These notice provisions require that nominations by shareholders of director candidates set forth the following information: (1) as to each individual nominated (i) the name, date of birth, business address and residence address of such individual,
(ii) the business experience during the past five years of such nominee, (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock or other equity interest of any corporation or other entity, (iv) any directorships held by such nominee in any company with a class of securities registered under the Securities Exchange Act of 1934, (v) whether in the last five years such nominee has been convicted in a criminal proceeding or been subject to certain other legal proceedings, including bankruptcies, and (vi) such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act had the nominee been nominated by the Board of Directors; and (2) as to the person submitting the nomination notice and any person acting in concert with such person, (i) the name and business address of such person, (ii) the name and address of such person as they appear on the Company's books, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) a representation that the shareholder (A) is a holder of record of Common Stock of the Company entitled to vote at the meeting at which directors will be elected and (B) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder. Generally, nominations are required to be delivered to the Company not later than 45 days before the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders.

GENERAL

     The Company's 2001 Annual Report to Shareholders accompanies this Proxy Statement. The 2001 Annual Report to Shareholders does not form any part of the material for the solicitation of proxies. Upon written request, the Company will provide shareholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 2001 (the "Form 10-K"), as filed with the SEC, without charge. Please direct written requests for a copy of the Form 10-K to: Lu Ann Klevecz, Vice President-Corporate Communications, Resource Bank, 3720 Virginia Beach Boulevard, Virginia Beach, Virginia 23452.

              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY

                       By Order of the Board of Directors

                                 April 26, 2002

                                    EXHIBIT A
                                    ---------

                              AMENDMENT NUMBER ONE
                                       TO
                         RESOURCE BANKSHARES CORPORATION
                            2001 STOCK INCENTIVE PLAN

     Paragraph 13 is amended and restated as follows:

     13. STOCK SUBJECT TO PLAN

     Except as adjusted pursuant to Section 15, the aggregate number of shares of Common Stock that may be issued under Awards may not exceed 200,000 shares of Common Stock; and the maximum number of shares that may be granted under Awards for a single individual in a calendar year may not exceed 50,000 shares. (The individual maximum applies only to Awards first made under this Plan and not to Awards made in substitution of a prior employer's options or other incentives, except as Code Section 162(m) otherwise requires.)

     The Common Stock will come from authorized but unissued shares. If any Award expires, is canceled, is surrendered by a participant, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards (but will be counted against that calendar year's limit for a given individual).

     No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

     The participant will have no rights of a shareholder with respect to the shares of stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Award.

     The Company will not issue fractional shares pursuant to the exercise of an Award, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

                        RESOURCE BANKSHARES CORPORATION
                       Proxy Solicited on Behalf of the
                            Board of Directors for
                        Annual Meeting of Shareholders
                            to be Held May 30, 2002

  The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated April 26, 2002, hereby appoints Lawrence N. Smith and Thomas W. Hunt (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of Resource Bankshares Corporation held of record by the undersigned on April 5, 2002, at the Annual Meeting of Shareholders to be held on May 30, 2002 and any adjournment thereof.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3

1.  ELECTIONOF DIRECTORS To elect the following Class B directors to hold office for a term of three years.
                 Alfred E. Abiouness          Elizabeth A. Twohy
 [_] FOR all nominees listed          [_] WITHHOLD AUTHORITY to vote for all
      (except as indicated below to the conntormairnye)es listed
(INSTRUCTIONS: To withhold authority to vote for any individual nominee write the nominee's name on the line provided below.)

--------------------------------------------------------------------------------

2.  Adoption of an Amendment to the Resource Bankshares Corporation 2001 Stock
             Incentive Plan.
            [_] FOR        [_] AGAINST      [_] ABSTAIN
3. TO RATIFY the appointment by the Board of Directors of Goodman & Company, L.L.P. as the Company's independent auditors for the year ending December 31, 2002.
            [_] FOR        [_] AGAINST      [_] ABSTAIN

4. IN THEIR DISCRETION, on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 1 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.
This proxy is revocable at any time prior to its exercise. This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted for Proposals 1, 2 and 3.

                                                    Please sign your name(s)
                                                    exactly as they appear
                                                    hereon. If signer is a
                                                    corporation, please sign
                                                    the full corporate name by
                                                    duly authorized officer. If
                                                    an attorney, guardian,
                                                    administrator, executor, or
                                                    trustee, please give full
                                                    title as such. If a limited
                                                    liability company or
                                                    partnership, sign in
                                                    limited liability company
                                                    or partnership name by
                                                    authorized person.

                                                    Date: ________ , 2002

                                                    ___________________________

                                                    ___________________________
                                                    PLEASE COMPLETE, DATE, SIGN
                                                    AND RETURN THIS PROXY
                                                    PROMPTLY IN THE
                                                    ACCOMPANYING ENVELOPE.